UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 13, 2021

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1180 Seminole Trail, Ste 495

Charlottesville, VA 22901

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	NASDAQ

Warrants	ADILW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 13, 2021, Adial Pharmaceuticals, Inc. (the “Company”) issued a press release providing an update regarding certain advancements and positive pre-clinical data for its adenosine analog development platform being developed by Purnovate, Inc. (“Purnovate”), a division of the Company.

The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01 – Other Events.

On July 13, 2021, the Company issued a press release providing an update regarding certain advancements and positive pre-clinical data for its adenosine analog development platform being developed by Purnovate. Additionally, Adial reported it intends to proceed with development of these compounds to determine if they may have broad implications as a replacement therapy for opioids or, when used in combination, as a way to support lower dose administration of opioids. The information in the Press Release included the following:

●	Compounds have been developed that are potent against specifically targeted adenosine receptors while being selective over the adenosine A1 receptor, which is known to have cardiovascular and central nervous system effects that can be problematic for many therapeutic indications.
●	Solubility more than 50 times greater than other known selective adenosine compounds of the same class has been demonstrated.
●	Testing to date indicates good oral bioavailability so that oral administration (e.g., tablets) is likely to be one of the options for dosing these compounds.
●	Initial animal studies indicate the compounds to be pharmacologically active.
●	Multiple compounds have demonstrated a meaningful in vivo reduction in pain (rodents).
●	All tested compounds appear synergistic with morphine.
●	Certain compounds with higher solubility appear synergistic with acetaminophen (Tylenol).
●	In vivo studies suggest that certain compounds may have effects against insulin insensitivity, which makes them potential candidates for licensing or partnership.
●	Purnovate is establishing relationships to test its compounds in models of asthma, cancer, and inflammation, also with the intent of licensing products that show initial success or advancing partnerships.

The Company has filed patent applications with regard to these molecules.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Adial Pharmaceuticals, Inc., dated July 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2021	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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